UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 8, 2021

Date of Report (Date of earliest event reported)

333-188401

Commission File Number

RENAVOTIO, INC.
(Exact name of registrant as specified in its charter)

Nevada	99-0385424
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

601 South Boulder Ave., Suite 600, Tulsa, OK	74119
(Address of principal executive offices)	(Zip Code)

(888) 928-1312

 (Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Renavotio, Inc. is referred to herein as “Renavotio”, “we”, “our”, or “us”.

Item 1.01 Entry Into a Material Definitive Agreement

Background

As disclosed in our May 7, 2021 Form 8-K, we entered into a May 5, 2021 Securities Purchase Agreement with Tysadco Partners, LLC, a Delaware Limited Liability Company (“Tysadco”) providing for Tysadco’s purchase of 9,250,000 restricted common stock shares (the “9,250,000 Shares) for our payment of the purchase price of $495,000. The SPA limits Tysadco maximum ownership percentage to 9.99% of our outstanding shares.

August 8, 2021 Repurchase Agreement

On August 8, 2021, we entered into a Repurchase Agreement and related Securities Purchase Agreement with Tysadco whereby we repurchased 5,556,015 shares of the 9,250,000 shares, at the per Share price of $.04347, for an aggregate repurchase price of $241,520, which amount, in lieu of cash, we will issue 241,520 shares of our Series B stock to Tysadco.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	5/5/21 Securities Purchase Agreement (as previously filed in May 7, 2021 Form 8-K incorporated herein by reference)
10.2	8/8/21 Repurchase Agreement*
10.3	8/8/21 Securities Repurchase Agreement*

*Filed herein

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2021	By:	/s/ William Robinson
William Robinson
Chief Executive Officer

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